UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 25, 2016

Genuine Parts Company
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-05690	58-0254510
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2999 Circle 75 Pkwy, Atlanta, Georgia		30339
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770.953.1700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2016, the Board of Directors of Genuine Parts Company elected Paul D. Donahue to the position of President and Chief Executive Officer of the Company, effective May 1, 2016. Mr. Donahue, 59, has served as President of the Company since 2012 and was also President of the U.S. Automotive Parts Group from 2009 to 2015. Previously, he served as Executive Vice President of Genuine Parts Company from 2007 to 2009 and President and Chief Operating Officer of S. P. Richards Company from 2003 to 2007. Prior to joining the Company in 2003, Mr. Donahue was President of Newell Rubbermaid’s Sanford North American division.

Tom Gallagher, upon his retirement as Chief Executive Officer on May 1, 2016, will continue in his position as Chairman of the Board of Directors.

A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01 Other Events.

On April 25, 2016, the Board of Directors of Genuine Parts Company declared a regular quarterly cash dividend of $.6575 cents per share on the Company's common stock. The dividend is payable July 1, 2016 to shareholders of record June 3, 2016.

A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated April 25, 2016
99.2 Press Release dated April 25, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

April 25, 2016	By:	Carol B. Yancey

Name: Carol B. Yancey
Title: Executive Vice President and CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 25, 2016
99.2	Press Release dated April 25, 2016